                             KIDS HOLDING AGREEMENT

                                     Between


                                ELAMEX USA, CORP.
                     A Delaware Corporation and Wholly-owned
                       Subsidiary of Elamex, S.A. de C.V.
                                  "Elamex USA"


                                       and


                               KIDS HOLDING CORP.
                             A Delaware Corporation
                                 "Kids Holding"


                                  June 28, 2002

                                    Contents

                                                                            Page
                                                                            ----

1.    Date ................................................................... 1

2.    Parties ................................................................ 1
      2.1   Elamex USA, Corp. ................................................ 1
      2.2   Kids Holding Corp. ............................................... 1

3.    Defined Terms .......................................................... 1
      3.1   "Accel" .......................................................... 1
      3.2   "Agreement" ...................................................... 1
      3.3   "Azar" ........................................................... 1
      3.4   "Azar Agreement" ................................................. 1
      3.5   "Closing" ........................................................ 1
      3.6   "Effective Date and Time" ........................................ 2
      3.7   "Escrow Agent" ................................................... 2
      3.8   "Escrow Agreement" ............................................... 2
      3.9   "Escrowed Shares" ................................................ 2
      3.10  "Franklin Connections" ........................................... 2
      3.11  "Franklin Food Products" ......................................... 2
      3.12  "Franklin Inmobiliarios" ......................................... 2
      3.13  "Franklin Inmobiliarios Agreements" .............................. 2
      3.14  "Kids Holding's Interests in Franklin Food Products" ............. 2
      3.15  "Mt. Franklin Holdings" .......................................... 2
      3.16  "Mt. Franklin Options" ........................................... 2
      3.17  "Parties" ........................................................ 3
      3.18  "Reprop Merger" .................................................. 3

4.    Recitals ............................................................... 3

5.    Agreements ............................................................. 4
      5.1   Sale and Purchase of Kids Holding's Interests in Franklin Food
            Products ......................................................... 4
      5.2   Purchase Price; Payment of the Purchase Price .................... 4
            (a)   Shares Not Subject to Escrow ............................... 4
            (b)   Escrowed Shares ............................................ 4
      5.3   Rights of First Refusal to Acquire Shares of Elamex, S.A. de
            C.V.; Permitted Transfers of Shares to Affiliates of Kids
            Holding .......................................................... 4
      5.4   Agreement to Keep Non-public Information Confidential ............ 5
      5.5   Representations and Warranties of Elamex USA ..................... 5
            (a)   Organization of Elamex USA ................................. 5
            (b)   Authorization of Transaction; Restricted Shares of Elamex,
                  S.A. de C.V. ............................................... 5
            (c)   Noncontravention ........................................... 6
            (d)   No Pending or Threatened Litigation or Claims .............. 6
            (e)   Access to Information; SEC Filings ......................... 6
            (f)   No Representations ......................................... 7
      5.6   Representations and Warranties of Kids Holding ................... 7
            (a)   Organization of Kids Holding ............................... 7
            (b)   Authorization of Transaction ............................... 7


Kids Holding Agreement between
Elamex USA, Inc., a Delaware Corporation ("Elamex USA")
Kids Holding Corp., a Delaware Corporation ("Kids Holding")        June 28, 2002
                                                           Contents Page i of ii
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            (c)   No Lien or Other Encumbrance Relating to Kids Holding's
                  Interests in Franklin Food Products ........................ 8
            (d)   Noncontravention ........................................... 8
            (e)   No Pending or Threatened Litigation or Claims .............. 8
            (f)   Mt. Franklin Options ....................................... 8
            (g)   Information About Elamex, S.A. de C.V. ..................... 8
            (h)   Investment ................................................. 8
            (i)   Manner of Offering ......................................... 8
            (j)   Restricted Shares; Not Registered with SEC or Any State .... 8
            (k)   Disclosure of Information Concerning Franklin Food Products
                  and Mt. Franklin Holdings .................................. 9
      5.7   Conditions Precedent to Closing .................................. 9
            (a) Conditions Precedent to the Obligations of Elamex USA ...... 9
            (b) Conditions Precedent to the Obligations of Kids Holdings .. 10
      5.8   Miscellaneous ................................................... 10
            (a)   Entire Agreement; Integration ............................. 10
            (b)   Survival of Representations and Warranties ................ 10
            (c)   Binding Nature; No Assignments . .......................... 11
            (d)   Further Action ............................................ 11
            (e)   Time is of the Essence .................................... 11
            (f)   Amendments, Modifications, Approvals, and Consents ........ 11
            (g)   Parties in Interest; No Third-Party Beneficiaries ......... 11
            (h)   Notices ................................................... 11
            (i)   Costs and Expenses ........................................ 12
            (j)   No Brokerage Commissions, Finders Fees, or Similar Costs .. 12
            (k)   Attorneys Fees ............................................ 12
            (l)   Governing Law ............................................. 12
            (m)   Construction .............................................. 13
            (n)   Rights and Remedies ....................................... 13
            (o)   Arbitration ............................................... 13
            (p)   No Waiver ................................................. 14
            (q)   Severability .............................................. 14
            (r)   Covenant of Good Faith .................................... 14
            (s)   Force Majeure ............................................. 14
            (t)   Titles and Captions ....................................... 14
            (u)   Pronouns and Plurals ...................................... 14
            (v)   Counterparts .............................................. 15

Exhibit A - Form of Escrow Agreement ......................................... A

Exhibit B - Mt. Franklin Options ............................................. B


Kids Holding Agreement between
Elamex USA, Inc., a Delaware Corporation ("Elamex USA")
Kids Holding Corp., a Delaware Corporation ("Kids Holding")
                                                                   June 28, 2002
                                                          Contents Page ii of ii

                             KIDS HOLDING AGREEMENT

1.   DATE: June 28, 2002

2.   PARTIES:

     2.1 Elamex USA, Corp., a Delaware corporation and wholly-owned subsidiary of Elamex, S.A. de C.V., having a mailing address of Attention:
          Richard P. Spencer, Elamex Third Floor, 4171 N. Mesa, Building D, El Paso, Texas 79902, and a facsimile (fax) number of (915) 351-3895 (herein "Elamex USA").

     2.2 Kids Holding Corp., a Delaware corporation, having a mailing address of Attention: Rudy Valner, Esq., 421 North Beverly Drive, Suite 300, Beverly Hills, California 90210-4601, and a facsimile (fax) number of
          (310) 553-1637 (herein together with any permitted transferee pursuant to section 5.3 hereof collectively referred to as "Kids Holding").

3. DEFINED TERMS: The terms defined in this Part 3 shall have the meanings herein specified for all purposes of this Agreement, unless the context clearly otherwise requires:

     3.1  "Accel" means Accel, S.A. de C.V., a Mexican corporation.

     3.2 "Agreement" or "Kids Holding Agreement" means this Kids Holding Agreement together with and including any and all attachments, appendices, or exhibits referred to herein and any and all modifications, alterations, amendments, and supplements hereto--all of which shall be deemed for all purposes of this Agreement to have been incorporated in this Agreement by this reference as if separately spelled out in this Agreement. The words "hereby," "herein," "hereof," "hereto," "hereunder," and "herewith" when used in this Agreement shall refer to and mean a reference to this entire Agreement unless restricted to a reference in context to a particular portion of this Agreement.

     3.3  "Azar" means Azar Nut Company, a Delaware corporation.

     3.4 "Azar Agreement" means that certain agreement between Elamex USA and Azar dated on or as of June 28, 2002.

     3.5 "Closing" means the completion and closing of all of the actions and delivery of all of the documents and other items called for by this Agreement, which shall occur on Friday, June 28, 2002, at 10:00 a.m. local time, at the offices of Elamex USA, or such other day, date, time, and place as shall be mutually agreed upon by the Parties.


Kids Holding Agreement between
Elamex USA, Inc., a Delaware Corporation ("Elamex USA")
Kids Holding Corp., a Delaware Corporation ("Kids Holding")
                                                                   June 28, 2002

     3.6 "Effective Date and Time" means the close of business on Friday, June 28, 2002.

     3.7 "Escrow Agent" means that person or entity named as the escrow agent in the Escrow Agreement.

     3.8 "Escrow Agreement" means an escrow agreement in the form attached hereto as Exhibit A.

     3.9 "Escrowed Shares" means those restricted shares of common stock of Elamex, S.A. de C.V., to be delivered to the Escrow Agent (subject to the Escrow Agreement) at Closing in accordance with subsection 5.2(b) of this Agreement.

     3.10 "Franklin Connections" means Franklin Connections, LP, a Delaware limited partnership.

     3.11 "Franklin Food Products" means Franklin Food Products LLC, a Delaware limited liability company.

     3.12 "Franklin Inmobiliarios" means Franklin Inmobiliarios, S.A. de C.V., a Mexican corporation.

     3.13 "Franklin Inmobiliarios Agreements" means those respective agreements between the owners of Franklin Inmobiliarios and Elamex USA dated on or as of June 28, 2002, which may include an option or options to acquire all of the ownership of Franklin Inmobiliarios with a closing thereon at a later date.

     3.14 "Kids Holding's Interests in Franklin Food Products" means all of Kids Holding's ownership in Franklin Food Products including all of Kids Holdings's 49.9% member, profit, and capital interests in Franklin Food Products together with all other rights, interests, or claims relating to Franklin Food Products, Mt. Franklin Holdings, Franklin Connections, and its two partners, or in any other way relating to the assets or operations of such entities; provided, however, that any amounts owing to Kids Holding for loans including accrued interest or other advances and the rights attached thereto shall not be included in the definition of Kids Holding's Interests in Franklin Food Products.

     3.15 "Mt. Franklin Holdings" means Mt. Franklin Holdings, LLC, a Delaware limited liability company.

     3.16 "Mt. Franklin Options" means those options to purchase ownership units in Mt. Franklin Holdings listed in attached Exhibit B that were issued by Mt. Franklin


Kids Holding Agreement between
Elamex USA, Inc., a Delaware Corporation ("Elamex USA")
Kids Holding Corp., a Delaware Corporation ("Kids Holding")
                                                                   June 28, 2002

          Holdings pursuant to the Mt. Franklin Holdings, LLC Option and Bonus Plan or otherwise.

     3.17 "Parties" means the entities named in Part 2 hereof; and "Party" means either one of such Parties.

     3.18 "Reprop Merger" means that merger or acquisition of Reprop Corporation, a Delaware corporation, into or by Elamex USA pursuant to that certain Plan and Agreement of Merger or other acquisition agreement dated on or as of June 28, 2002, between Elamex USA and Reprop Corporation or Accel.

4.   RECITALS:

     4.1 Mt. Franklin Holdings is a holding company whose only activity is the ownership of 100% of Franklin Connections and its partners. Franklin Connections operates a retail nut and foodservice nut packaging and marketing company whose operations are located in El Paso, Texas, and a general line candy manufacturing facility in Juarez, Mexico. The nut business operates under the trade name "Azar Nuts" while the candy sector generally operates under the "Sunrise" trade name. In addition to the nut and candy operations, Franklin Connections has a small operation in El Paso involved in providing contract warehousing and distribution to other food companies.

     4.2 Mt. Franklin Holdings is presently owned 34.262% by Azar and 65.738% by Franklin Food Products. Franklin Food Products is presently owned 50.1% by Reprop Corporation and 49.9% by Kids Holding. Reprop Corporation is a wholly-owned subsidiary of Accel.

     4.3 Franklin Inmobiliarios owns the candy manufacturing building located in Juarez, Mexico. The process equipment and leasehold improvements for this building are owned by Franklin Connections. Franklin Inmobiliarios is owned 50% by Corporacion Chihuahua, a Mexican corporation that is an affiliate of Accel and Elamex USA-including one share owned by Eloy S. Vallina, and 50% by Naiv, S.A. de C.V., a Mexican corporation.

     4.4 Elamex USA desires to acquire all of the ownership of Mt. Franklin Holdings and thereby all of the ownership of Franklin Connections and its two partners. The acquisition of all of the ownership of Mt. Franklin Holdings will be accomplished pursuant to the Azar Agreement, the Reprop Merger, and this Agreement.

     4.5 Elamex USA also desires to acquire all of the ownership of Franklin Inmobiliarios. The acquisition of all of the ownership of Franklin Inmobiliarios will be accomplished pursuant to the Franklin Inmobiliarios Agreements.

Kids Holding Agreement between
Elamex USA, Inc., a Delaware Corporation ("Elamex USA")
Kids Holding Corp., a Delaware Corporation ("Kids Holding")
                                                                   June 28, 2002

     4.6 Kids Holding desires to sell all of Kids Holding's Interests in Franklin Food Products to Elamex USA pursuant to the terms and provisions of this Agreement, including the condition by Elamex USA that the Azar Agreement and Reprop Merger shall have closed pursuant to their terms or as otherwise agreed by Elamex USA and that the Franklin Inmobiliarios Agreements shall have been executed.

     4.7 The Parties have agreed that the Escrowed Shares, representing a portion of the consideration for the purchase of Kids Holding's Interests in Franklin Food Products, shall be made subject to the terms and provisions set forth in the Escrow Agreement.

5. AGREEMENTS: NOW, THEREFORE, in consideration of the mutual agreements, representations, warranties, covenants, and provisions contained in this Agreement, together with other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Parties hereby adopt the definitions set forth in Parts 2 and 3 hereof, acknowledge that the recitals in Part 4 are substantially correct, and further agree as follows:

     5.1 Sale and Purchase of Kids Holding's Interests in Franklin Food Products. Subject to the other provisions hereof, Kids Holding hereby sells to Elamex USA, and Elamex USA hereby purchases from Kids Holding, all of Kids Holding's Interests in Franklin Food Products. Such sale and purchase shall be effective for accounting and tax purposes as of the Effective Date and Time.

     5.2 Purchase Price; Payment of the Purchase Price. The purchase price (the "Purchase Price") for all of Kids Holding's Interests in Franklin Food Products shall be Three Hundred Sixty-five Thousand Four Hundred Twenty-nine (365,429) restricted shares of the common stock of Elamex, S.A. de C.V., a Mexican corporation that owns 100% of Elamex USA.

          The Purchase Price shall be paid as follows:

          (a) Shares Not Subject to Escrow. By the delivery to Kids Holding at Closing of one certificate in the name of Kids Holding representing Two Hundred Seventy-four Thousand Seventy-two (274,072) restricted shares of the common stock of Elamex, S.A. de C.V.; and

          (b) Escrowed Shares. By the delivery to Escrow Agent (subject to the Escrow Agreement) at Closing of one certificate in the name of Kids Holding representing Ninety-one Thousand Three Hundred Fifty-seven (91,357) restricted shares of the common stock of Elamex, S.A. de C.V.

     5.3 Rights of First Refusal to Acquire Shares of Elamex, S.A. de C.V.; Permitted Transfers of Shares to Affiliates of Kids Holding. Elamex USA requires a condition


Kids Holding Agreement between
Elamex USA, Inc., a Delaware Corporation ("Elamex USA")
Kids Holding Corp., a Delaware Corporation ("Kids Holding")
                                                                   June 28, 2002
          to Closing that the shares of common stock of Elamex, S.A. de C.V., transferred to Kids Holding pursuant to section 5.2 of this Agreement shall be subject to a one year right of first refusal (which shall be reflected on the restrictive legend on each certificate representing such shares) for Elamex USA or its assign to acquire such shares on the same price per share and terms as any bona fide third-party offer; provided, however, that Elamex USA or its assigns shall exercise this right and pay for such shares within 15 days of notice from Kids Holding of any such bona fide third-party offer.

          Anything herein to the contrary notwithstanding, Kids Holding shall have the right at any time to transfer the record or beneficial ownership of any of the shares of common stock of Elamex, S.A. de C.V., transferred to Kids Holding (including those delivered to Escrow Agent) pursuant to section 5.2 of this Agreement to any affiliate of Kids Holding provided that such transferee shall be subject to the right of first refusal set forth in this section. The word "affiliate" herein shall have the meaning defined in the federal securities laws.

     5.4 Agreement to Keep Non-public Information Confidential. Kids Holding expressly agrees to keep confidential all non-public information concerning Elamex, S.A. de C.V., and its subsidiaries (including Elamex USA), and to not personally use such information in connection with the purchase or sale of any shares of Elamex, S.A. de C.V., or any other public company.

     5.5 Representations and Warranties of Elamex USA. Elamex USA represents and warrants to Kids Holding that the following statements contained in this section 5.5 are true, correct, and complete as of the date of this Agreement and will be true, correct, and complete as of the date of Closing:

          (a) Organization of Elamex USA. Elamex USA is a corporation, duly organized, validly existing, and in good standing under the laws of the state of Delaware. Elamex, S.A. de C.V., is a corporation, duly organized, validly existing, and in good standing under the laws of Mexico.

          (b) Authorization of Transaction; Restricted Shares of Elamex, S.A. de C.V. Elamex USA has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. All corporate action on the part of Elamex USA that would be necessary to execute and deliver this Agreement and to consummate the transactions contemplated hereby, including without limitation the approval of Elamex USA's board of directors, has been duly taken. This Agreement constitutes the valid and legally binding obligation of Elamex USA, enforceable in accordance with its terms and conditions, subject to bankruptcy,


Kids Holding Agreement between
Elamex USA, Inc., a Delaware Corporation ("Elamex USA")
Kids Holding Corp., a Delaware Corporation ("Kids Holding")
                                                                   June 28, 2002
               insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and to general equity principles.

               Elamex USA shall purchase for cash from Elamex, S.A. de C.V., all of the shares of common stock of Elamex, S. A. de C.V., to be delivered by Elamex USA at Closing pursuant to section 5.2 hereof, and at Closing all such shares shall be duly authorized, validly issued, nonassessable, free of all liens or other encumbrances, and restricted as herein set forth. Elamex USA agrees that forthwith after Closing a minimum of $7.5 million of new equity capital shall be contributed to Mt. Franklin Holdings or its subsidiaries by Elamex, S.A. de C.V., or its subsidiaries.

          (c) Noncontravention. Neither the execution and the delivery of this Agreement nor the performance of the obligations hereunder will violate any provision of any agreement to which Elamex USA or Elamex, S.A. de C.V., is a party.

          (d) No Pending or Threatened Litigation or Claims. There is no pending or threatened litigation or claim against Elamex USA.

          (e) Access to Information; SEC Filings. Elamex USA has had access to all documents, records, books and other information pertaining to Franklin Food Products, Mt. Franklin Holdings, and Kids Holding's Interests in Franklin Food Products to be acquired pursuant to this Agreement that it has desired to review, and there are no additional materials or documents that have been sought by Elamex USA that have not been available to Elamex USA. Elamex USA has had an opportunity to ask questions of and receive answers from Kids Holding's representatives about Franklin Food Products, Mt. Franklin Holdings, and Kids Holding's Interests in Franklin Food Products to be acquired pursuant to this Agreement, and any decision not to ask questions of Kids Holding's representatives was a conscious decision on Elamex USA's part and reflects its belief that no additional information is necessary in order to make an informed decision about consummating the transactions contemplated by this Agreement.

               Elamex USA or Elamex, S.A. de C.V., has heretofore delivered to Kids Holdings (1) the Elamex, S.A. de C.V., annual report on Form 10-K for the year ended December 31, 2001, as filed with the U.
               S. Securities and Exchange Commission ("SEC"), (2) the Elamex, S.A. de C.V., quarterly report of Form 10-Q for the fiscal quarter ended March 31, 2002, as filed with the SEC, (3) the Elamex, S.A. de C.V., proxy statements relating to the meetings of shareholders of Elamex, S.A. de C.V. (whether annual or special) since December 31, 2001, and (4) all other reports or registration statements filed by Elamex, S.A. de C.V., with the SEC since December 31, 2001 (collectively, the "SEC Filings"). The SEC


Kids Holding Agreement between
Elamex USA, Inc., a Delaware Corporation ("Elamex USA")
Kids Holding Corp., a Delaware Corporation ("Kids Holding")
                                                                   June 28, 2002

               Filings were prepared in accordance and complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities and Exchange Act of 1934, as amended, as the case may be, and the rules and regulations promulgated thereunder. None of such forms, reports, and statement, including any financial statements, exhibits, and schedules included therein and documents incorporated by reference therein, at the time filed, declared effective, or mailed, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent information contained in any of the SEC Filings, including any financial statements, exhibits, or schedules included therein and documents incorporated by reference therein, has been revised, corrected, or superseded by a later-filed such form, report, or document, none of the SEC Filings, including any financial statements, exhibits, or schedules included therein and documents incorporated by reference therein, currently contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of circumstances under which they were made, not misleading.

          (f) No Representations. Except for the representations and warranties expressly set forth in this Agreement, Elamex USA has not and will not rely on any representation by Kids Holding regarding Franklin Food Products or Mt. Franklin Holdings, or its or their financial condition or operations, or the Kids Holding's Interests in Franklin Food Products to be acquired under this Agreement.

     5.6 Representations and Warranties of Kids Holding. Kids Holding represents and warrants to Elamex USA that the statements contained in this section 5.6 are true, correct, and complete as of the date of this Agreement and will be true, correct, and complete as of the date of Closing:

          (a) Organization of Kids Holding. Kids Holding is corporation, duly organized, validly existing, and in good standing under the laws of the state of Delaware.

          (b) Authorization of Transaction. Kids Holding has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Kids Holding, enforceable in accordance with its terms and conditions, subject to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and to general equity principles.


Kids Holding Agreement between
Elamex USA, Inc., a Delaware Corporation ("Elamex USA")
Kids Holding Corp., a Delaware Corporation ("Kids Holding")
                                                                   June 28, 2002

          (c) No Lien or Other Encumbrance Relating to Kids Holding's Interests in Franklin Food Products. There is no lien or other encumbrance relating to Kids Holding's Interests in Franklin Food Products as of the date of this Agreement, nor will there be any lien or other encumbrance relating to Kids Holding's Interests in Franklin Food Products as of Closing.

          (d) Noncontravention. Neither the execution and the delivery of this Agreement nor the performance of the obligations hereunder will violate any provision of any agreement to which Kids Holding is a party.

          (e) No Pending or Threatened Litigation or Claims. There is no pending or threatened litigation or claim against Kids Holding.

          (f) Mt. Franklin Options. To the knowledge of Kids Holding, the only issued and outstanding options to purchase ownership units in Mt. Franklin Holdings held by Azar are the Mt. Franklin Options listed in attached Exhibit B that were issued by Mt. Franklin Holdings.

          (g) Information About Elamex, S.A. de C.V. Kids Holding hereby acknowledges that it has had an opportunity to review all pertinent facts concerning an investment in the shares of Elamex, S.A. de C.V., and to ask questions of and receive answers from Elamex USA or Elamex, S.A. de C.V., concerning the terms and conditions of this Agreement, the financial status and operations of Elamex, S.A. de C.V., and to obtain any additional information it considered necessary to verify the accuracy of any information publicly available or provided to it by Elamex USA or Elamex, S.A. de C.V.

          (h) Investment. To the extent Kids Holding acquires restricted shares of Elamex, S.A. de C.V., pursuant to this Agreement, Kids Holding will acquire all such shares for investment for its own account and not with the view to, or for resale in connection with, any distribution thereof. Kids Holding understands that the restricted shares of Elamex, S.A. de C.V., have not been registered under the Securities Act by reason of an exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of its investment intent as expressed herein.

          (i) Manner of Offering. At no time was Kids Holding presented with or solicited by or through any leaflet, public promotional meeting, television advertisement, or any other form of general solicitation or advertising.

          (j) Restricted Shares; Not Registered with SEC or Any State. Kids Holding understands that the shares of Elamex, S.A. de C.V., have not been registered


Kids Holding Agreement between
Elamex USA, Inc., a Delaware Corporation ("Elamex USA")
Kids Holding Corp., a Delaware Corporation ("Kids Holding")
                                                                   June 28, 2002
               under the Securities Act, or the securities laws of any state, in reliance upon exemptions from registration thereunder, and it understands and agrees that the shares of Elamex, S.A. de C.V., may not be sold, offered for sale, transferred, pledged, hypothecated, or otherwise disposed of except in compliance with the Securities Act and any applicable state securities laws. Kids Holding has been advised that Elamex, S.A. de C.V., has no obligation and does not intend to cause the shares of Elamex, S.A. de C.V., to be registered under the Securities Act (or the securities laws of any state). Kids Holding understands that it may not be possible to liquidate an investment in the shares of Elamex, S.A. de C.V., on an emergency basis. Kids Holding understands the legal consequences of the foregoing to mean that it must bear the economic risk of its investment in the shares of Elamex, S.A. de C.V., for an indefinite period of time. Kids Holding is aware (i) of the limitations and applicability of SEC Rule 144, (ii) that Elamex, S.A. de C.V., may intervene in the event of attempts to improperly transfer any such shares, and
               (iii) that a restrictive legend will be placed on certificate representing such shares.

          (k) Disclosure of Information Concerning Franklin Food Products and Mt. Franklin Holdings. Kids Holding has provided Elamex USA with all information requested by Elamex USA regarding Kids Holding's Interests in Franklin Food Products as well as the assets and operations of Franklin Food Products and Mt. Franklin Holdings. All such information provided by Kids Holding has been true and accurate to the best knowledge and belief of Kids Holding.

     5.7 Conditions Precedent to Closing. The following conditions must be met by the Parties at Closing.

          (a) Conditions Precedent to the Obligations of Elamex USA. The obligations of Elamex USA to consummate the transactions to be performed by it in connection with the Closing of this Agreement are subject to satisfaction of the following conditions or waiver thereof by Elamex USA:

               (1) Kids Holding shall have signed and delivered an assignment of all of Kids Holding's Interests in Franklin Food Products in form and substance satisfactory to Elamex USA; and

               (2) The Azar Agreement shall have closed to the satisfaction of Elamex USA; and

               (3) The Reprop Merger shall have closed to the satisfaction of Elamex USA; and


Kids Holding Agreement between
Elamex USA, Inc., a Delaware Corporation ("Elamex USA")
Kids Holding Corp., a Delaware Corporation ("Kids Holding")
                                                                   June 28, 2002

               (4) The Franklin Inmobiliarios Agreements shall have been executed; and

               (5) JPMorgan Chase Bank shall have provided a commitment letter to extend its $7,000,000 line of credit to Franklin Connections through April 15, 2003, on terms substantially unchanged.

          (b) Conditions Precedent to the Obligations of Kids Holdings. The obligations of Kids Holding to consummate the transactions to be performed by it in connection with the Closing of this Agreement are subject to satisfaction of the following conditions or waiver thereof by Kids Holding:

               (1)  Elamex USA shall have paid the Purchase Price by:

                    (A) Shares Not Subject to Escrow. The delivery to Kids Holding at Closing of one certificate in the name of Kids Holding representing Two Hundred Seventy-four Thousand Seventy-two (274,072) restricted shares of the common stock of Elamex, S.A. de C.V.; and

                    (B) Escrowed Shares. The delivery to Escrow Agent (subject to the Escrow Agreement) at Closing of one certificate in the name of Kids Holding representing Ninety-one Thousand Three Hundred Fifty-seven (91,357) restricted shares of the common stock of Elamex, S.A. de C.V.; and

               (2) Arrangements satisfactory to Kids Holding shall have been made for the immediate repayment to Kids Holding by Franklin Connections of the $1 million loan and accrued interest.

     5.8  Miscellaneous:

          (a) Entire Agreement; Integration. This Agreement and the Escrow Agreement constitute the entire agreement between and among the Parties pertaining to the subject matter hereof, and supersedes all written or oral, prior, or contemporaneous agreements, representations, warranties, or understandings of the Parties pertaining or with respect thereto. No covenant, representation, or condition not expressed herein shall affect or be deemed to interpret, change, or restrict the express provisions hereof.

          (b) Survival of Representations and Warranties. All representations, warranties, covenants, and agreements of the Parties contained in this Agreement shall survive the execution and delivery of this Agreement and shall not be deemed


Kids Holding Agreement between
Elamex USA, Inc., a Delaware Corporation ("Elamex USA")
Kids Holding Corp., a Delaware Corporation ("Kids Holding")
                                                                   June 28, 2002
               merged into any documents delivered at the time of such execution and delivery of this Agreement or the closing hereunder.

          (c) Binding Nature; No Assignments. The covenants and agreements contained herein shall bind and inure to the benefit of the Parties hereto, their respective heirs, executors, administrators, personal or legal representatives, successors, or permitted assigns; provided, however, that nothing in this subsection shall be deemed to permit the conveyance, transfer, assignment, or delegation, expressly, by operation of law, or otherwise, by any Party of any right or interest herein without the prior written consent of the other Party. Anything herein to the contrary notwithstanding, however, no permitted assignment or other disposition of all or any part of a Party's interests herein shall relieve such Party of its obligations hereunder.

          (d) Further Action. The Parties each agree to execute and deliver all documents, provide all information, and take or forebear from all such action as may be necessary and appropriate to achieve the purposes hereof.

          (e)  Time is of the Essence. Time is of the essence in this Agreement.

          (f) Amendments, Modifications, Approvals, and Consents. Any amendment, modification, alteration, or supplement hereto, or any approval or consent requested of any Party, shall be ineffective unless it is in writing and signed by the Party against whom enforcement is sought.

          (g) Parties in Interest; No Third-Party Beneficiaries. Except as specifically set forth herein, nothing in this Agreement is intended to confer any right or remedy under or by reason of this Agreement on any person other than the Parties to this Agreement and their respective heirs, executors, administrators, personal or legal representatives, successors, or permitted assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third person to any Party to this Agreement, nor shall any provision hereof give any third person any right of subrogation or action over or against any Party to this Agreement.

          (h) Notices. Any notice, consent, request, directive, demand, or other communication made hereunder, pursuant hereto, or in accordance herewith by any Party intended for any other Party shall be in writing and shall be physically delivered, sent by facsimile (fax) if a fax number is included for the other Party in part 2 hereof, or sent by registered or certified mail, properly addressed and return receipt requested with postage prepaid, to such other Party at the address set forth

Kids Holding Agreement between
Elamex USA, Inc., a Delaware Corporation ("Elamex USA")
Kids Holding Corp., a Delaware Corporation ("Kids Holding")
                                                                   June 28, 2002
               in Part 2 hereof, unless such other Party shall have previously designated a different address or fax number by due notice hereunder.

               Notices hereunder that are physically delivered shall be deemed effective and complete at the time of the delivery thereof with written evidence of such delivery. Notices hereunder that are given by facsimile (fax) shall be deemed effective and complete at the time such facsimile (fax) is successfully sent with printed or written evidence of such successful sending. Notices hereunder that are given by mail shall be deemed effective and complete as of the applicable delivery date set forth on the requested return receipt.

          (i) Costs and Expenses. Except as may be otherwise specifically set forth herein or as otherwise agreed to by the Parties, each Party shall bear its own costs and expenses (including attorneys and accountants fees and costs) in connection herewith and in connection with all things required to be done by such Party hereunder.

          (j) No Brokerage Commissions, Finders Fees, or Similar Costs. Each of the Parties hereby represents and warrants that there is no claim for brokerage commissions, finders fees, or similar costs or fees in connection with the transactions contemplated by this Agreement. Each of the Parties hereto will pay or discharge, and will indemnify, defend, and hold harmless the other Party from and against, any and all claims for any such brokerage commissions, finders fees, or similar costs or fees incurred by reason of any action taken by such indemnifying Party.

          (k) Attorneys Fees. If any legal action or other proceeding is brought or commenced by any Party to enforce any of the terms hereof because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions hereof, the successful or prevailing Party shall be entitled to receive as additional compensation hereunder or as additional damages under such action all necessary and reasonable attorneys fees, expenses, and costs, both before and after judgment, in addition to any other relief to which such Party may be entitled.

          (l) Governing Law. This Agreement shall be governed in all respects and construed according to the laws of the state of Texas applied to contracts made and to be fully performed entirely within the state of Texas between residents of the state of Texas without giving effect to any choice or conflict of law provision or rule (whether of the state of Texas any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the state of Texas, unless any obligations hereunder shall be invalid or unenforceable under such laws, in which event the laws of the state whose laws can apply to and validate the


Kids Holding Agreement between
Elamex USA, Inc., a Delaware Corporation ("Elamex USA")
Kids Holding Corp., a Delaware Corporation ("Kids Holding")
                                                                   June 28, 2002
               obligations hereunder shall apply. This Agreement shall be deemed executed in El Paso, Texas.

          (m) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. Whenever used herein, the word "or" shall mean "and/or," unless the context clearly otherwise requires. Whenever used herein, the word "including" shall mean "including without limitation," and the word "include" shall mean "include without limitation."

          (n) Rights and Remedies. The rights and remedies of the Parties hereunder shall not be mutually exclusive, and the exercise of one or more of the provisions hereof shall not preclude the exercise of any other provisions. Each of the Parties confirms that damages may be an inadequate remedy for a breach or threatened breach of any provision hereof. The respective rights and obligations hereunder shall be enforceable by specific performance, injunction, or other equitable remedy, but nothing herein contained is intended to or shall limit or affect any rights at law or by statute or otherwise of any Party aggrieved as against the other Party for a breach or threatened breach of any provision hereof, it being the intention of this subsection 5.12(n) to make clear the agreement of the Parties that the respective rights and obligations of the Parties hereunder shall be enforceable in equity as well as at law or otherwise.

          (o) Arbitration. Anything herein to the contrary notwithstanding, any controversy or dispute arising out of or relating to this Agreement or its subject matter which the Parties are unable to resolve within thirty (30) days after written notice by one Party to the other Party of the existence of such controversy or dispute, may be submitted to binding arbitration by any Party. If so submitted to arbitration, the matter shall be finally settled by binding arbitration conducted in accordance with the then current rules and procedures of the American Arbitration Association. Such arbitration shall take place in El Paso, Texas. The decision by the arbitrator on any matter submitted to arbitration shall be binding and conclusive upon the Parties, their respective heirs, executors, administrators, personal or legal representatives, successors, or permitted assigns, as the case may be, and they shall comply with such decision in good faith. Each Party hereby submits itself to the jurisdiction of the state and federal courts within the state of Texas for the entry of judgment with respect to the decision of the arbitrator hereunder.


Kids Holding Agreement between
Elamex USA, Inc., a Delaware Corporation ("Elamex USA")
Kids Holding Corp., a Delaware Corporation ("Kids Holding")
                                                                   June 28, 2002

               Judgment upon the award may be entered in any state or federal court within the state of Texas or any other court having jurisdiction.

          (p) No Waiver. No failure by any Party to insist upon the strict performance of any covenant, duty, agreement, term, or condition hereof or to exercise any right or remedy upon a breach thereof shall constitute a waiver of any such breach or of such or any other covenant, duty, agreement, term, or condition, whether or not similar. Any Party by notice pursuant to the terms hereof may, but shall be under no obligation, waive any of its rights or any condition or conditions to its obligations hereunder, or any covenant, duty, agreement, term, or condition of any other Party. No waiver shall constitute a continuing waiver or affect or alter the remainder hereof, and each and every other covenant, duty, agreement, term, and condition hereof shall continue in full force and effect with respect to any other then existing or subsequently occurring breach.

          (q) Severability. In the event that any condition, covenant, term, or other provision contained herein is held to be invalid or void by any court of competent jurisdiction, the same shall be deemed severable from the remainder hereof and shall in no way affect any other condition, covenant, term, or provision contained herein. If such condition, covenant, term, or other provision shall be deemed invalid due to its scope and breadth, such provision shall be deemed valid to the extent of the scope or breadth permitted by law.

          (r) Covenant of Good Faith. Each Party agrees to act reasonably and in good faith in the performance of any acts required of such Party hereunder.

          (s) Force Majeure. No Party shall be responsible for delays or failure in performance resulting from acts beyond the reasonable control of such Party. Such acts shall include acts of God, strikes, lockouts, riots, acts of war or terrorism, epidemics, governmental regulation imposed after the fact, fires, communication line failures, power failures, earthquakes, or other disasters.

          (t) Titles and Captions. All part, section, subsection, and other titles, headings, and captions herein are included for purposes of convenience only, and shall not be deemed a part hereof and shall in no way define, limit, extend, or describe the scope or intent of any of the provisions hereof.

          (u) Pronouns and Plurals. Whenever the context may require, any pronoun used herein shall include the corresponding masculine, feminine, or neuter forms, and the singular form of nouns, pronouns, and verbs shall include the plural and vice versa.


Kids Holding Agreement between
Elamex USA, Inc., a Delaware Corporation ("Elamex USA")
Kids Holding Corp., a Delaware Corporation ("Kids Holding")
                                                                   June 28, 2002

          (v) Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one Agreement binding on the executing Parties if each Party named in
               Part 2 hereof shall have executed at least one counterpart signature page of this Agreement notwithstanding that all of the Parties are not signatories of the same full copy of this Agreement or the same counterpart signature page of this Agreement.

IN WITNESS WHEREOF, each of the Parties hereto has executed this Agreement on or as of the date first set forth above.


     "Elamex USA"               ELAMEX USA, CORP.
                             A Delaware Corporation



                            By /s/ Richard P. Spencer
                            ----------------------
                               Richard P. Spencer
                                    President


     "Kids Holding"            KIDS HOLDING CORP.
                             A Delaware Corporation



                         By /s/ Alfredo Brener
                            ------------------
                                 Alfredo Brener
                                    President


Kids Holding Agreement between
Elamex USA, Inc., a Delaware Corporation ("Elamex USA")
Kids Holding Corp., a Delaware Corporation ("Kids Holding")
                                                                   June 28, 2002

                      Exhibit A - Form of Escrow Agreement


Kids Holding Agreement between
Elamex USA, Inc., a Delaware Corporation ("Elamex USA")
Kids Holding Corp., a Delaware Corporation ("Kids Holding")
                                                                   June 28, 2002
                                                                       Exhibit A

                                  Exhibit B - Mt. Franklin Options

Management Options - Pre-2000:

     Representing 70,730 Options held by Azar in Mt. Franklin Holdings that were exercisable only to the extent that the following "mirror options" held by the individuals named below in Azar were exercised:

     Thomas J. Benson .......................     17,520
     Richard D. Condie ......................     38,210
     Richard Bookout ........................      7,500
     Robert Clements ........................      7,500
                                                  ------
         Total ..............................     70,730
                                                  ======

Non-management Options - Pre-2000:

     Representing 32,600 Options held by Azar in Mt. Franklin Holdings that were exercisable only to the extent that the following "mirror options" held by the individuals named below in Azar were exercised:

     Estate of Edward S. Bottum .............      4,680
     Charles A. Brickman ....................      5,160
     Byram E. Dickes ........................     20,360
     F. Samuel Smith ........................      1,200
     Albertus W. van den Broek ..............      1,200
                                              ----------
         Total ..............................     32,600
                                              ==========

Mt. Franklin Time Options @ $12.87:

     Thomas J. Benson .......................     18,000
     Richard D. Condie ......................     32,000
     Richard Bookout ........................     12,000
     Robert Clements ........................     12,000
     Kurt Schultz ...........................      3,000
     Jesus Alvarez-Morodo ...................     50,000
                                              ----------
         Total ..............................    127,000
                                              ==========


Mt. Franklin Performance Options @ $12.87:

     Thomas J. Benson .......................     25,000
     Richard D. Condie ......................     43,000
     Michael D. Empson ......................      1,000
     Richard Bookout ........................     18,000
     Robert Clements ........................     18,000
     Gary J. Stewart ........................      5,000
     Kurt Schultz ...........................      1,800
     John Gomila ............................      3,000
     Linda Kern .............................      8,000
     Charlie Mayer ..........................      1,000
     Steve Norman ...........................      2,000
     Mel Warnecke ...........................        500
     Santiago Echeverry .....................      4,000
     Mary Shanks ............................      2,000
     Luis Acosta ............................      2,000
     Grant Basset ...........................      2,000
     David Stewart ..........................      2,000
     Cynthia Lackey .........................      1,000
     Jeff Harris ............................      1,000
     Ron Katula .............................        200
     Sam Maki ...............................      2,000
     Gary Wilhite ...........................      1,500
     Alex Chimens ...........................      1,500
     Larry Lamarre ..........................      1,500
     Jim Scott ..............................      1,500
                                              ----------
         Total ..............................    148,500
                                              ==========


Kids Holding Agreement between
Elamex USA, Inc., a Delaware Corporation ("Elamex USA")
Kids Holding Corp., a Delaware Corporation ("Kids Holding")
                                                                   June 28, 2002
                                                                       Exhibit B

                          ESCROW AGREEMENT-KIDS HOLDING

                                Between and Among


                                ELAMEX USA, CORP.
                             A Delaware Corporation
              and Wholly-owned Subsidiary of Elamex, S.A. de C.V.
                                  "Elamex USA"


                               KIDS HOLDING CORP.
                             A Delaware Corporation
                                 "Kids Holding"


                                       and


                              KREGE B. CHRISTENSEN
                                 Attorney at Law
                                 "Escrow Agent"


                                  June 28, 2002

                                    Contents

                                                                            Page
                                                                            ----
1.    Date ................................................................... 1

2.    Parties ................................................................ 1
      2.1   Elamex USA, Corp. ................................................ 1
      2.2   Kids Holding Corp. ............................................... 1
      2.3   Krege B. Christensen ............................................. 1

3.    Defined Terms .......................................................... 1
      3.1   "Agreement" ...................................................... 1
      3.2   "Escrowed Shares" ................................................ 1
      3.3   "Kids Holding Agreement" ......................................... 2
      3.4   "Parties" ........................................................ 2

4.    Recitals ............................................................... 2

5.    Agreements ............................................................. 2
      5.1   Deposit of Escrowed Shares ....................................... 2
      5.2   Terms of Escrow .................................................. 3
            (a)   Holding of Escrowed Shares by Escrow Agent ................. 3
            (b)   Delivery of Escrowed Shares by Escrow Agent ................ 3
                  (1)   Additional Defined Terms ............................. 3
                        (A)   "Franklin Audited Net Income (Loss) for 2002" .. 3
                        (B)   "Franklin Audited Net Income for 2003" ......... 3
                        (C)   "Franklin Base Net Loss for 2002" .............. 4
                        (D)   "Franklin Gross Loss for 2002" ................. 4
                        (E)   "Franklin Claw-Back Loss" ...................... 4
                  (2)   Determination of Franklin Audited Net Income (Loss)
                        for 2002 ............................................. 5
                  (3)   Delivery of Escrowed Shares IF Franklin Audited Net
                        Income (Loss) for 2002 is ($1,220,000) or Less ....... 5
                  (4) Delivery of Escrowed Shares IF Franklin Audited Net Income (Loss) for 2002 is Greater Than ($1,220,000) .. 5
                        (A)   Determination of Franklin Audited Net Income
                              for 2003 ....................................... 5
                        (B)   Determination of Franklin Claw-Back Loss ....... 5
                        (C)   IF Franklin Claw-Back Loss is (3,341,996.90)
                              or Greater ....................................  6
                        (D)   IF Franklin Claw-Back Loss is Greater than
                              $0.00 But Less Than ($3,341,996.90) ............ 6
            (c)   Right of Kids Holding to Purchase Escrowed Shares .......... 7
            (d)   Additional Understandings Between Elamex USA and Kids
                  Holding .................................................... 7
      5.3   Duties and Obligations of Escrow Agent ........................... 9


Escrow Agreement-Kids Holding between and among
Elamex USA, Inc., a Delaware Corporation ("Elamex USA")
Kids Holding Corp., a Delaware Corporation ("Kids Holding")
Krege B. Christensen, Attorney at Law ("Escrow Agent")             June 28, 2002
                                                           Contents Page i of ii

            (a)   Specifically Provided Duties and Obligations ............... 9
            (b)   Advice of Counsel .......................................... 9
            (c)   Not Bound by Other Agreements; Amendment to this Agreement . 9
            (d)   Uncertain or Conflicting Demands ........................... 9
            (e)   Reliance Upon Written Documents ........................... 10
            (f)   No Required Legal Proceedings ............................. 10
            (g)   Resignation of Escrow Agent ............................... 10
            (h)   No Fiduciary Duty by Escrow Agent to Elamex USA or Kids
                  Holding ................................................... 10
      5.4   Escrow Agent Compensation and Expenses .......................... 11
      5.5   Indemnification ................................................. 11
      5.6   Miscellaneous ................................................... 11
            (a)   Entire Agreement; Integration ............................. 11
            (b)   Survival of Representations and Warranties ................ 11
            (c)   Binding Nature; No Assignments ............................ 11
            (d)   Further Action ............................................ 12
            (e)   Time is of the Essence .................................... 12
            (f)   Amendments, Modifications, Approvals, and Consents ........ 12
            (g)   Parties in Interest; No Third-Party Beneficiaries ......... 12
            (h)   Notices ................................................... 12
            (i)   Costs and Expenses ........................................ 13
            (j)   No Brokerage Commissions, Finders Fees, or Similar Costs .. 13
            (k)   Attorneys Fees ............................................ 13
            (l)   Governing Law ............................................. 13
            (m)   Construction .............................................. 13
            (n)   Rights and Remedies ....................................... 14
            (o)   Arbitration ............................................... 14
            (p)   No Waiver ................................................. 14
            (q)   Severability .............................................. 15
            (r)   Covenant of Good Faith .................................... 15
            (s)   Force Majeure ............................................. 15
            (t)   Titles and Captions ....................................... 15
            (u)   Pronouns and Plurals ...................................... 15
            (v)   Counterparts .............................................. 15


Escrow Agreement-Kids Holding between and among
Elamex USA, Inc., a Delaware Corporation ("Elamex USA")
Kids Holding Corp., a Delaware Corporation ("Kids Holding")
Krege B. Christensen, Attorney at Law ("Escrow Agent")             June 28, 2002
                                                          Contents Page ii of ii

                          ESCROW AGREEMENT-KIDS HOLDING

1.   DATE: June 28, 2002

2.   PARTIES:

     2.1 Elamex USA, Corp., a Delaware corporation and wholly-owned subsidiary of Elamex, S.A. de C.V., having a mailing address of Attention:
          Richard P. Spencer, Elamex Third Floor, 4171 N. Mesa, Building D, El Paso, Texas 79902, and a facsimile (fax) number of (915) 351-3895 (herein "Elamex USA").

     2.2 Kids Holding Corp., a Delaware corporation, having a mailing address of Attention: Rudy Valner, Esq., 421 North Beverly Drive, Suite 300, Beverly Hills, California 90210-4601, and a facsimile (fax) number of
          (310) 553-1637 (herein together with any permitted transferee pursuant to subsection 5.2(a) hereof collectively referred to as "Kids Holding").

     2.3 Krege B. Christensen, Attorney at Law, having a mailing address of 2355 South 1100 West, Woods Cross, Utah 84087, and a facsimile (fax) number of (801) 295-5288 (herein "Escrow Agent").

3. DEFINED TERMS: The terms defined in this Part 3 shall have the meanings herein specified for all purposes of this Agreement, unless the context clearly otherwise requires:

     3.1 "Agreement" or "Escrow Agreement-Kids Holding" means this Escrow Agreement-Kids Holding together with and including any and all attachments, appendices, or exhibits referred to herein and any and all modifications, alterations, amendments, and supplements hereto--all of which shall be deemed for all purposes of this Agreement to have been incorporated in this Agreement by this reference as if separately spelled out in this Agreement. The words "hereby," "herein," "hereof," "hereto," "hereunder," and "herewith" when used in this Agreement shall refer to and mean a reference to this entire Agreement unless restricted to a reference in context to a particular portion of this Agreement.

     3.2 "Escrowed Shares" means those Ninety-one Thousand Three Hundred Fifty-seven (91,357) restricted shares of common stock of Elamex, S.A. de C.V., delivered to Escrow Agent and subject to this Agreement pursuant to subsection 5.2(b) of the Kids Holding Agreement, together with and including any related stock powers and any stock dividends or other distributions relating thereto.


Escrow Agreement-Kids Holding between and among
Elamex USA, Inc., a Delaware Corporation ("Elamex USA")
Kids Holding Corp., a Delaware Corporation ("Kids Holding")
Krege B. Christensen, Attorney at Law ("Escrow Agent")             June 28, 2002
                                                           Contents Page 1 of 16

     3.3 "Kids Holding Agreement" means that certain agreement between Elamex USA and Kids Holding dated on or as of June 28, 2002. Capitalized terms that are used and not defined in this Agreement but that are defined in the Kids Holding Agreement shall have the meanings set forth in the Kids Holding Agreement.

     3.4 "Parties" means the entities or individuals named in Part 2 hereof; and "Party" means any one of such Parties.

4.   RECITALS:

     4.1 Elamex USA and Kids Holding have entered into the Kids Holding Agreement for the purpose of Elamex USA acquiring all of Kids Holding's Interests in Franklin Food Products.

     4.2 Elamex USA and Kids Holding have agreed in the Kids Holding Agreement that the Escrowed Shares (representing approximately 25% of the Purchase Price of all of Kids Holding's Interests in Franklin Food Products) shall be made subject to the terms and provisions of this Agreement.

     4.3 Elamex USA and Kids Holding desire to provide herein a mechanism for the holdback of the Escrowed Shares and for the delivery of all or part of the Escrowed Shares to Kids Holding or for the delivery of all or part of the Escrowed Shares back to Elamex USA conditioned upon the events described herein.

     4.4 Escrow Agent is willing to act as Escrow Agent with respect to the receipt, holding, and delivery of the Escrowed Shares, all in accordance with the terms, provisions, and conditions of this Agreement.

5. AGREEMENTS: NOW, THEREFORE, in consideration of the mutual agreements, covenants, and provisions contained in this Agreement, together with other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Parties hereby adopt the definitions set forth in Parts 2 and 3 hereof, acknowledge that the recitals in Part 4 are substantially correct, and further agree as follows:

     5.1 Deposit of Escrowed Shares. Concurrently with the execution hereof and pursuant to subsections 5.2(b) and 5.7(b)(1)(B) of the Kids Holding Agreement, Elamex USA and Kids Holding shall deliver and deposit with Escrow Agent the Escrowed Shares (i.e., one certificate in the name of Kids Holding representing Ninety-one Thousand Three Hundred Fifty-seven (91,357) restricted shares of the common stock of Elamex, S.A. de C.V., together with a duly executed stock power relating thereto).


Escrow Agreement-Kids Holding between and among
Elamex USA, Inc., a Delaware Corporation ("Elamex USA")
Kids Holding Corp., a Delaware Corporation ("Kids Holding")
Krege B. Christensen, Attorney at Law ("Escrow Agent")             June 28, 2002
                                                           Contents Page 2 of 16

     5.2  Terms of Escrow.

          (a) Holding of Escrowed Shares by Escrow Agent. Escrow Agent shall hold the Escrowed Shares in escrow until the Escrowed Shares are delivered out of escrow pursuant to this section 5.2 or as otherwise set forth in the Agreement.

               Anything herein to the contrary notwithstanding and as set forth in the Kids Holding Agreement, Kids Holding shall have the right at any time to transfer the record or beneficial ownership of any of the shares of common stock of Elamex, S.A. de C.V., held by Escrow Agent in escrow to any affiliate of Kids Holding. The word "affiliate" herein shall have the meaning defined in the federal securities laws.

          (b)  Delivery of Escrowed Shares by Escrow Agent.

               (1) Additional Defined Terms. The terms defined in this subsection 5.2(b)(1) shall have the meanings herein specified for all purposes of this Agreement, unless the context clearly otherwise requires:

                    (A) "Franklin Audited Net Income (Loss) for 2002" means the audited net income (loss) before taxes of Mt. Franklin Holdings and its subsidiaries for calendar year 2002 calculated using generally accepted accounting principles consistently applied and consistent with accounting principles used in the audited financial statements of Mt. Franklin Holdings and its subsidiaries for the year ended December 31, 2001; provided, however, that there shall be appropriate adjustments in arriving at the Franklin Audited Net Income (Loss) for 2002 to eliminate the incremental effects of any asset write-ups, depreciation thereon, liability accruals, or similar items that are the result of the transactions contemplated by this Agreement and the Azar Agreement, the Reprop Merger, and the Franklin Inmobiliarios Agreements.

                    (B) "Franklin Audited Net Income for 2003" means the audited net income before taxes of Mt. Franklin Holdings and its subsidiaries for calendar year 2003 calculated using generally accepted accounting principles consistently applied and consistent with accounting principles used in the audited financial statements of Mt. Franklin Holdings and its subsidiaries for the years ended December 31, 2001, and December 31, 2002; provided, however, that there shall be appropriate adjustments in arriving at the Franklin Audited Net Income for 2003 to eliminate the incremental effects of any asset


Escrow Agreement-Kids Holding between and among
Elamex USA, Inc., a Delaware Corporation ("Elamex USA")
Kids Holding Corp., a Delaware Corporation ("Kids Holding")
Krege B. Christensen, Attorney at Law ("Escrow Agent")             June 28, 2002
                                                           Contents Page 3 of 16
                         write-up, depreciation thereon, liability accruals, and similar items that are the result of the transactions contemplated by this Agreement and the Azar Agreement, the Reprop Merger, and the Franklin Inmobiliarios Agreements; and provided further, however, that if the audited net income (loss) before taxes of Mt. Franklin Holdings and its subsidiaries for calendar year 2003 shall be a net loss, then and in such event the Franklin Audited Net Income for 2003 shall be deemed to be zero ($0.00) for all purposes of this Agreement.

                    (C) "Franklin Base Net Loss for 2002" means the positive amount of one million two hundred twenty thousand dollars ($1,220,000).

                    (D) "Franklin Gross Loss for 2002" means the sum of the Franklin Audited Net Income (Loss) for 2002 plus the Franklin Base Net Loss for 2002.

                         By way of example only: if the Franklin Audited Net Income (Loss) for 2002 were a net (loss) of ($1,970,000), then the Franklin Gross Loss for 2002 would be ($750,000) - i.e., ($1,970,000) plus
                         $1,220,000.

                         By way of example only: if the Franklin Audited Net Income (Loss) for 2002 were a net (loss) of ($5,000,000), then the Franklin Gross Loss for 2002 would be ($3,780,000) - i.e., ($5,000,000) plus
                         $1,220,000.

                    (E) "Franklin Claw-Back Loss" means the sum of the Franklin Gross Loss for 2002 plus the Franklin Audited Net Income for 2003.

                         By way of example only and using the same numbers as used in the first example in subsection 5.2(b)(1)(D) above: if the Franklin Gross Loss for 2002 were ($750,000) and the Franklin Audited Net Income for 2003 were a net income of $3,000,000, then the Franklin Claw-Back Loss would be $2,250,000 - i.e., the ($750,000) plus $3,000,000. In this example the
                         Franklin Claw-Back Loss is a positive number and the effect is that the Franklin Claw-Back Loss is zero.

                         By way of example only and using the same numbers as used in the second example in subsection 5.2(b)(1)(D) above: if the Franklin Gross Loss for 2002 were ($3,780,000) and the Franklin Audited Net Income for 2003 were a net income of $3,000,000, then the Franklin


Escrow Agreement-Kids Holding between and among
Elamex USA, Inc., a Delaware Corporation ("Elamex USA")
Kids Holding Corp., a Delaware Corporation ("Kids Holding")
Krege B. Christensen, Attorney at Law ("Escrow Agent")             June 28, 2002
                                                           Contents Page 4 of 16

                         Claw-Back Loss would be ($780,000) - i.e., the ($3,780,000) plus $3,000,000.

               (2) Determination of Franklin Audited Net Income (Loss) for 2002. Notice of the Franklin Audited Net Income (Loss) for 2002 shall be given Escrow Agent by Elamex USA and Kids Holding as soon as practicable, including a complete copy of such financial statements with the auditors report manually signed.

               (3)  Delivery of Escrowed Shares IF Franklin Audited Net Income
                    (Loss) for 2002 is ($1,220,000) or Less. If the Franklin Audited Net Income (Loss) for 2002 is ($1,220,000) or less - i.e., if it is not a loss of greater than such amount, then and in such event Escrow Agent shall forthwith deliver all certificates representing the Escrowed Shares out of escrow to Kids Holding. Anything herein to the contrary notwithstanding, upon such delivery of the certificates representing the Escrowed Shares to Kids Holding pursuant to this subsection 5.2(b)(3), Escrow Agent shall be discharged from any and all further responsibility or liability with respect to the Escrowed Shares or this Agreement, Elamex USA shall promptly pay to Escrow Agent all monies which may be owed Escrow Agent for Escrow Agent's services and expenses hereunder, and this Agreement shall be deemed terminated and of no further force or effect, and subsection 5.2(b)(4) hereof shall not apply.

               (4)  Delivery of Escrowed Shares IF Franklin Audited Net Income
                    (Loss) for 2002 is Greater Than ($1,220,000). If the Franklin Audited Net Income (Loss) for 2002 is greater than ($1,220,000) - i.e., if it is a loss of greater than such amount), then and in such event Escrow Agent shall continue to hold the Escrowed Shares until a reasonable time after Escrow Agent has received notice in 2004 of the Franklin Audited Net Income for 2003.

                    (A) Determination of Franklin Audited Net Income for 2003. Notice of the Franklin Audited Net Income for 2003 shall be given Escrow Agent by Elamex USA and Kids Holding as soon as practicable, including a complete copy of such financial statements with the auditors report manually signed.

                    (B) Determination of Franklin Claw-Back Loss. As soon as practicable after the Franklin Audited Net Income for 2003 shall have been determined and notice thereof given to Escrow Agent, Elamex USA


Escrow Agreement-Kids Holding between and among
Elamex USA, Inc., a Delaware Corporation ("Elamex USA")
Kids Holding Corp., a Delaware Corporation ("Kids Holding")
rege B. Christensen, Attorney at Law ("Escrow Agent")             June 28, 2002
                                                           Contents Page 5 of 16
                         and Kids Holding shall determine the Franklin Claw-Back Loss and shall give notice thereof to Escrow Agent.

                    (C) IF Franklin Claw-Back Loss is (3,341,996.90) or Greater. If the Franklin Claw-Back Loss is (3,341,996.90)(1) or greater and subject to right of Kids Holding set forth in subsection 5.2(c), then and in such event Escrow Agent shall deliver all certificates representing the Escrowed Shares out of escrow to Elamex USA. Escrow Agent shall give notice to Kids Holding of Escrow Agent's intent to deliver such certificates to Elamex USA, and Kids Holding shall have twenty (20) days after such notice to exercise its right set forth in subsection 5.2(c) and pay for the Escrowed Shares. Anything herein to the contrary notwithstanding, upon such delivery of the certificates representing the Escrowed Shares to Elamex USA or Kids Holding pursuant to this subsection 5.2(b)(4)(C), Escrow Agent shall be discharged from any and all further responsibility or liability with respect to the Escrowed Shares or this Agreement, Elamex USA shall promptly pay to Escrow Agent all monies which may be owed Escrow Agent for Escrow Agent's services and expenses hereunder, and this Agreement shall be deemed terminated and of no further force or effect, and subsection 5.2(b)(4)(D) hereof shall not apply.

                    (D) IF Franklin Claw-Back Loss is Greater than $0.00 But Less Than ($3,341,996.90). If the Franklin Claw-Back Loss is greater than zero dollars but less than ($3,341,996.90) and subject to right of Kids Holding set forth in subsection 5.2(c), then and in such event Escrow Agent shall deliver the Escrowed Shares out of escrow as follows:

                         (1) Escrowed Shares to Elamex USA. The number of Escrowed Shares that shall be delivered by Escrow Agent out of escrow to Elamex USA shall be determined by multiplying the Franklin Claw-Back Loss by 16.401%(2) and dividing the product thus derived by $6.00.

                              By way of example only: if the Franklin Claw-Back Loss were ($780,000), then the number of Escrowed Shares that Escrow Agent would deliver out of escrow to Elamex USA would be


----------
     (1)$3,341,996.90 times 50% times 49.9% times 65.738% equals $548,142.
     $548,142 divided by $6 equals 91,357.
     (2)50% times 49.9% times 65.738% equals 16.401%.

Escrow Agreement-Kids Holding between and among Elamex USA, Inc., a Delaware Corporation ("Elamex USA")
Kids Holding Corp., a Delaware Corporation ("Kids Holding")
Krege B. Christensen, Attorney at Law ("Escrow Agent")
                                                                   June 28, 2002

                              21,321 Escrowed Shares - i.e., ($780,000) times 16.401% divided by $6.00.

                              Escrow Agent shall give notice to Kids Holding of Escrow Agent's intent to deliver such certificates to Elamex USA, and Kids Holding shall have twenty
                              (20) days after such notice to exercise its right set forth in subsection 5.2(c) and pay for the Escrowed Shares.

                         (2) Escrowed Shares to Kids Holding. The remaining Escrowed Shares, after the delivery out of escrow to Elamex USA pursuant to subsection 5.2(b)(4)(D)(1), shall be delivered by Escrow Agent out of escrow to Kids Holding.

                              By way of example only: if the number of Escrowed Shares otherwise delivered out of escrow to Elamex USA were 21,321, then the number of Escrowed Shares to be delivered out of escrow to Kids Holding would be 70,036 - i.e., 91,357 minus 21,321.

                         Anything herein to the contrary notwithstanding, upon such delivery of all of the Escrowed Shares to Elamex USA and Kids Holding pursuant to this subsection 5.2(b)(4)(D), Escrow Agent shall be discharged from any and all further responsibility or liability with respect to the Escrowed Shares or this Agreement, Elamex USA shall promptly pay to Escrow Agent all monies which may be owed Escrow Agent for Escrow Agent's services and expenses hereunder, and this Agreement shall be deemed terminated and of no further force or effect.

          (c) Right of Kids Holding to Purchase Escrowed Shares. Anything to the contrary herein notwithstanding, if pursuant to the terms and provisions of this Agreement any Escrowed Shares would otherwise be delivered back to Elamex USA, then and in such event Kids Holding shall have the right (which may be assigned to any affiliate of Kids Holding) to purchase the applicable Escrowed Shares for the payment to Elamex USA of six dollars ($6.00) per share.

          (d) Additional Understandings Between Elamex USA and Kids Holding. For purposes of determining net income (loss) before taxes of Mt. Franklin Holdings and its subsidiaries for any period described herein or any other amounts described herein, the following shall apply:


Escrow Agreement-Kids Holding between and among Elamex USA, Inc., a Delaware Corporation ("Elamex USA")
Kids Holding Corp., a Delaware Corporation ("Kids Holding")
Krege B. Christensen, Attorney at Law ("Escrow Agent")
                                                                   June 28, 2002

               (1) Elamex USA agrees that it will cause Mt. Franklin Holdings and its subsidiaries to be operated in a manner not to intentionally affect the computation or determination of the Franklin Claw-Bank Loss.

               (2) Elamex USA agrees that it will promptly deliver to Kids Holding complete copies of the Franklin Audited Net Income
                    (Loss) for 2002, as well as the Franklin Audited Net Income for 2003, before the same shall be given Escrow Agent. Further, Elamex USA agrees that it will likewise deliver its computation of the Franklin Claw-Back Loss before the same shall be given Escrow Agent. In each case and anything herein to the contrary notwithstanding, Kids Holding shall have a reasonable period of time to review such information and shall have reasonable access to the books and records of Mt. Franklin Holdings and its subsidiaries, as well as the ability to meet and discuss any questions and seek such additional information as Kids Holding shall feel it needs from the chief financial officer of Elamex USA or Mt. Franklin Holdings and its subsidiaries; and Elamex USA agrees that it will not deliver any of such information to Escrow Agent until Kids Holding shall be reasonably satisfied that all calculations have been properly made and applied.

               (3) The shelter agreement between Franklin Connections and Elamex, S.A. de C.V., or its subsidiary, will remain in effect under its current terms and conditions.

               (4) The Juarez candy building lease or guaranty between Franklin Connections and Confecciones de Juarez, S.A. de C.V., will remain in effect under no less favorable terms and conditions, except that it will be treated as a capital lease.

               (5) Except for direct expenses incurred on behalf of Mt. Franklin Holdings and its subsidiaries, Elamex, S.A. de C.V., and its subsidiaries will not make any charges to Mt. Franklin Holdings and its subsidiaries for any general corporate overhead.

               (6) In the case that the current CFO of Mt. Franklin Holdings and its subsidiaries provides CFO services to Elamex, S.A. de C.V., and its subsidiaries, his salary including benefits shall be prorated between Elamex, S.A. de C.V., and its subsidiaries, and Mt. Franklin Holdings and its subsidiaries.

               (7) At its option, Elamex USA can continue to keep in place the $3,000,000 subordinated loan made to Franklin Connections accruing interest at 12% per annum.


Escrow Agreement-Kids Holding between and among Elamex USA, Inc., a Delaware Corporation ("Elamex USA")
Kids Holding Corp., a Delaware Corporation ("Kids Holding")
Krege B. Christensen, Attorney at Law ("Escrow Agent")
                                                                   June 28, 2002

               (8) To the extent Elamex, S.A. de C.V., and its subsidiaries are required to make funds available to Mt. Franklin Holdings and its subsidiaries to fund short term working capital requirements in addition to the minimum of $7.5 million of new equity already contemplated, Elamex, S.A. de C.V., and its subsidiaries shall be entitled to receive interest on such funds based on commercial lending rates not to exceed the same rate charged by JPMorgan Chase Bank on its line of credit.

               (9) In the event that Elamex, S.A. de C.V., and its subsidiaries are required to make additional funds available to Mt. Franklin Holdings and its subsidiaries in order to maintain financial covenants required by any lender to Mt. Franklin Holdings and its subsidiaries or to fund capital expenditures for Phase I or II or to fund payments for long term slotting arrangements, Elamex, S.A. de C.V., and its subsidiaries may do so by making subordinated loans with interest not to exceed twelve percent (12%) per annum.

     5.3  Duties and Obligations of Escrow Agent.

          (a) Specifically Provided Duties and Obligations. The Parties agree that the duties and obligations of the Escrow Agent are only such as are herein specifically provided and no other. Escrow Agent's duties are as a depositary only, and the Escrow Agent shall incur no liability whatsoever, except as a direct result of Escrow Agent's gross negligence or willful misconduct.

          (b) Advice of Counsel. Escrow Agent may consult with counsel of Escrow Agent's choice, and shall not be liable for any action taken, suffered, or omitted by Escrow Agent in accordance with the advice of such counsel.

          (c) Not Bound by Other Agreements; Amendment to this Agreement. Escrow Agent shall not be bound in any way by the terms of any other agreement to which Elamex USA and Kids Holding are parties, whether or not Escrow Agent has knowledge thereof, and the Escrow Agent shall not in any way be required to determine whether or not any other agreement has been complied with by Elamex USA or Kids Holding, or any other party thereto. Escrow Agent shall not be bound by any modification, amendment, termination, cancellation, or rescission of this Agreement unless the same shall be in writing and signed by each of Elamex USA and Kids Holding, and agreed to in writing by Escrow Agent.

          (d) Uncertain or Conflicting Demands. In the event that Escrow Agent shall be uncertain as to Escrow Agent's duties or rights hereunder or shall receive instructions, claims, or demands which, in Escrow Agent's opinion, are in conflict


Escrow Agreement-Kids Holding between and among Elamex USA, Inc., a Delaware Corporation ("Elamex USA")
Kids Holding Corp., a Delaware Corporation ("Kids Holding")
Krege B. Christensen, Attorney at Law ("Escrow Agent")
                                                                   June 28, 2002
               with any of the provision of this Agreement, Escrow Agent shall be entitled to refrain from taking any action, other than to keep safely all Escrowed Shares held in escrow, until Escrow Agent shall jointly be directed otherwise in writing by Elamex USA and Kids Holding or by a final award of an arbitrator or a final judgment of a court of competent jurisdiction.

          (e) Reliance Upon Written Documents. Escrow Agent shall be fully protected in relying upon any written notice, demand, certificate, or document which Escrow Agent, in good faith, believes to be genuine. Escrow Agent shall not be responsible for the sufficiency or accuracy of the form, execution, validity, or genuineness of documents or securities now or hereafter deposited hereunder, or of any endorsement thereon, or for any lack of endorsement thereon, or for any description therein; nor shall Escrow Agent be responsible or liable in any respect on account of the identity, authority, or rights of the persons executing or delivering or purporting to execute or deliver any such documents, security, or endorsement.

          (f) No Required Legal Proceedings. Escrow Agent shall not be required to institute legal proceedings of any kind and shall not be required to defend any legal proceedings that may be instituted against Escrow Agent or with respect to the Escrowed Shares.

          (g) Resignation of Escrow Agent. If Escrow Agent at any time, in Escrow Agent's sole discretion, deems it necessary or advisable to relinquish custody of the Escrowed Shares, Escrow Agent may do so by giving at least 30 days written notice to the other Parties of Escrow Agent's intention and thereafter delivering the Escrowed Shares to any other escrow agent mutually agreeable to Elamex USA and Kids Holding, or, if no such escrow agent shall be selected within 20 days of Escrow Agent's notification to Elamex USA and Kids Holding of Escrow Agent's desire to so relinquish custody of the Escrowed Shares, then and in such event Escrow Agent may choose a replacement Escrow Agent hereunder. Upon delivery of the Escrowed Shares to the replacement Escrow Agent, the Escrow Agent shall be discharged from any and all further responsibility or liability with respect to the Escrowed Shares or this Agreement and Elamex USA shall promptly pay to Escrow Agent all monies which may be owed Escrow Agent for Escrow Agent's services and expenses hereunder.

          (h) No Fiduciary Duty by Escrow Agent to Elamex USA or Kids Holding. This Agreement shall not create any fiduciary duty on Escrow Agent's part to Elamex USA or Kids Holding, nor disqualify Escrow Agent from representing any Party in any dispute with any other Party, including any dispute with respect to the


Escrow Agreement-Kids Holding between and among Elamex USA, Inc., a Delaware Corporation ("Elamex USA")
Kids Holding Corp., a Delaware Corporation ("Kids Holding")
Krege B. Christensen, Attorney at Law ("Escrow Agent")
                                                                   June 28, 2002

               Escrowed Shares. Kids Holding understands, acknowledges, and agrees that Escrow Agent has acted and will continue to act as counsel to Elamex USA.

     5.4 Escrow Agent Compensation and Expenses. Escrow Agent shall be entitled to reasonable compensation for serving as Escrow Agent, as well as reimbursement of all costs and expenses incurred in connection herewith. Elamex USA shall pay all Escrow Agent compensation and expenses hereunder.

     5.5 Indemnification. Elamex USA and Kids Holding, jointly and severally, hereby indemnify and hold the Escrow Agent harmless from and against any and all losses, damages, taxes, liabilities, and expenses that may be incurred, directly or indirectly, by the Escrow Agent, arising out of or in connection with Escrow Agent's acceptance of appointment as the Escrow Agent hereunder or the performance of Escrow Agent's duties pursuant to this Agreement, including all legal costs and expenses of the Escrow Agent incurred defending itself against any claim or liability in connection with Escrow Agent's performances hereunder and the costs of recovery of amounts pursuant to this section 5.5. Notwithstanding the foregoing, Escrow Agent shall not be entitled to indemnification for any losses, damages, taxes, liabilities, and expenses arising as a direct result of Escrow Agent's gross negligence or willful misconduct.

     5.6  Miscellaneous:

          (a) Entire Agreement; Integration. This Agreement and the Kids Holding Agreement constitute the entire agreement between and among the Parties pertaining to the subject matter hereof, and supersedes all written or oral, prior, or contemporaneous agreements, representations, warranties, or understandings of the Parties pertaining or with respect thereto. No covenant, representation, or condition not expressed herein shall affect or be deemed to interpret, change, or restrict the express provisions hereof.

          (b) Survival of Representations and Warranties. All representations, warranties, covenants, and agreements of the Parties contained in this Agreement shall survive the execution and delivery of this Agreement and shall not be deemed merged into any documents delivered at the time of such execution and delivery of this Agreement or the closing hereunder.

          (c) Binding Nature; No Assignments. The covenants and agreements contained herein shall bind and inure to the benefit of the Parties hereto, their respective heirs, executors, administrators, personal or legal representatives, successors, or permitted assigns; provided, however, that nothing in this subsection shall be deemed to permit the conveyance, transfer, assignment, or delegation, expressly, by operation of law, or otherwise, by any Party of any right or interest herein


Escrow Agreement-Kids Holding between and among Elamex USA, Inc., a Delaware Corporation ("Elamex USA")
Kids Holding Corp., a Delaware Corporation ("Kids Holding")
Krege B. Christensen, Attorney at Law ("Escrow Agent")
                                                                   June 28, 2002
               without the prior written consent of the other Party. Anything herein to the contrary notwithstanding, however, no permitted assignment or other disposition of all or any part of a Party's interests herein shall relieve such Party of its obligations hereunder.

          (d) Further Action. The Parties each agree to execute and deliver all documents, provide all information, and take or forebear from all such action as may be necessary and appropriate to achieve the purposes hereof.

          (e)  Time is of the Essence. Time is of the essence in this Agreement.

          (f) Amendments, Modifications, Approvals, and Consents. Any amendment, modification, alteration, or supplement hereto, or any approval or consent requested of any Party, shall be ineffective unless it is in writing and signed by the Party against whom enforcement is sought.

          (g) Parties in Interest; No Third-Party Beneficiaries. Except as specifically set forth herein, nothing in this Agreement is intended to confer any right or remedy under or by reason of this Agreement on any person other than the Parties to this Agreement and their respective heirs, executors, administrators, personal or legal representatives, successors, or permitted assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third person to any Party to this Agreement, nor shall any provision hereof give any third person any right of subrogation or action over or against any Party to this Agreement.

          (h) Notices. Any notice, consent, request, directive, demand, or other communication made hereunder, pursuant hereto, or in accordance herewith by any Party intended for any other Party shall be in writing and shall be physically delivered, sent by facsimile (fax) if a fax number is included for the other Party in part 2 hereof, sent by nationally recognized overnight delivery service (with receipt requested), or sent by registered or certified mail, properly addressed and return receipt requested with postage prepaid, to such other Party at the address set forth in Part 2 hereof, unless such other Party shall have previously designated a different address or fax number by due notice hereunder. The Escrow Agent shall be given copies of all notices given by any Party under this Agreement.

               Notices hereunder that are physically delivered shall be deemed effective and complete at the time of the delivery thereof with written evidence of such delivery. Notices hereunder that are given by facsimile (fax) shall be deemed effective and complete at the time such facsimile (fax) is successfully sent with printed or written evidence of such successful sending. Notices hereunder that


Escrow Agreement-Kids Holding between and among Elamex USA, Inc., a Delaware Corporation ("Elamex USA")
Kids Holding Corp., a Delaware Corporation ("Kids Holding")
Krege B. Christensen, Attorney at Law ("Escrow Agent")
                                                                   June 28, 2002
               are given by nationally recognized overnight delivery service shall be deemed effective and complete the next business day. Notices hereunder that are given by mail shall be deemed effective and complete as of the applicable delivery date set forth on the requested return receipt.

          (i) Costs and Expenses. Except as may be otherwise specifically set forth herein or as otherwise agreed to by the Parties, each Party shall bear its own costs and expenses (including attorneys and accountants fees and costs) in connection herewith and in connection with all things required to be done by such Party hereunder.

          (j) No Brokerage Commissions, Finders Fees, or Similar Costs. Each of the Parties hereby represents and warrants that there is no claim for brokerage commissions, finders fees, or similar costs or fees in connection with the transactions contemplated by this Agreement. Each of the Parties hereto will pay or discharge, and will indemnify, defend, and hold harmless the other Party from and against, any and all claims for any such brokerage commissions, finders fees, or similar costs or fees incurred by reason of any action taken by such indemnifying Party.

          (k) Attorneys Fees. If any legal action or other proceeding is brought or commenced by any Party to enforce any of the terms hereof because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions hereof, the successful or prevailing Party shall be entitled to receive as additional compensation hereunder or as additional damages under such action all necessary and reasonable attorneys fees, expenses, and costs, both before and after judgment, in addition to any other relief to which such Party may be entitled.

          (l) Governing Law. This Agreement shall be governed in all respects and construed according to the laws of the state of Texas applied to contracts made and to be fully performed entirely within the state of Texas between residents of the state of Texas without giving effect to any choice or conflict of law provision or rule (whether of the state of Texas any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the state of Texas, unless any obligations hereunder shall be invalid or unenforceable under such laws, in which event the laws of the state whose laws can apply to and validate the obligations hereunder shall apply. This Agreement shall be deemed executed in El Paso, Texas.

          (m) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the


Escrow Agreement-Kids Holding between and among Elamex USA, Inc., a Delaware Corporation ("Elamex USA")
Kids Holding Corp., a Delaware Corporation ("Kids Holding")
Krege B. Christensen, Attorney at Law ("Escrow Agent")
                                                                   June 28, 2002

               Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. Whenever used herein, the word "or" shall mean "and/or," unless the context clearly otherwise requires. Whenever used herein, the word "including" shall mean "including without limitation," and the word "include" shall mean "include without limitation."

          (n) Rights and Remedies. The rights and remedies of the Parties hereunder shall not be mutually exclusive, and the exercise of one or more of the provisions hereof shall not preclude the exercise of any other provisions. Each of the Parties confirms that damages may be an inadequate remedy for a breach or threatened breach of any provision hereof. The respective rights and obligations hereunder shall be enforceable by specific performance, injunction, or other equitable remedy, but nothing herein contained is intended to or shall limit or affect any rights at law or by statute or otherwise of any Party aggrieved as against the other Party for a breach or threatened breach of any provision hereof, it being the intention of this subsection 5.12(n) to make clear the agreement of the Parties that the respective rights and obligations of the Parties hereunder shall be enforceable in equity as well as at law or otherwise.

          (o) Arbitration. Anything herein to the contrary notwithstanding, any controversy or dispute arising out of or relating to this Agreement or its subject matter which the Parties are unable to resolve within thirty (30) days after written notice by one Party to the other Party of the existence of such controversy or dispute, may be submitted to binding arbitration by any Party. If so submitted to arbitration, the matter shall be finally settled by binding arbitration conducted in accordance with the then current rules and procedures of the American Arbitration Association. Such arbitration shall take place in El Paso, Texas. The decision by the arbitrator on any matter submitted to arbitration shall be binding and conclusive upon the Parties, their respective heirs, executors, administrators, personal or legal representatives, successors, or permitted assigns, as the case may be, and they shall comply with such decision in good faith. Each Party hereby submits itself to the jurisdiction of the state and federal courts within the state of Texas for the entry of judgment with respect to the decision of the arbitrator hereunder. Judgment upon the award may be entered in any state or federal court within the state of Texas or any other court having jurisdiction.

          (p) No Waiver. No failure by any Party to insist upon the strict performance of any covenant, duty, agreement, term, or condition hereof or to exercise any right or remedy upon a breach thereof shall constitute a waiver of any such breach or of


Escrow Agreement-Kids Holding between and among Elamex USA, Inc., a Delaware Corporation ("Elamex USA")
Kids Holding Corp., a Delaware Corporation ("Kids Holding")
Krege B. Christensen, Attorney at Law ("Escrow Agent")
                                                                   June 28, 2002
               such or any other covenant, duty, agreement, term, or condition, whether or not similar. Any Party by notice pursuant to the terms hereof may, but shall be under no obligation, waive any of its rights or any condition or conditions to its obligations hereunder, or any covenant, duty, agreement, term, or condition of any other Party. No waiver shall constitute a continuing waiver or affect or alter the remainder hereof, and each and every other covenant, duty, agreement, term, and condition hereof shall continue in full force and effect with respect to any other then existing or subsequently occurring breach.

          (q) Severability. In the event that any condition, covenant, term, or other provision contained herein is held to be invalid or void by any court of competent jurisdiction, the same shall be deemed severable from the remainder hereof and shall in no way affect any other condition, covenant, term, or provision contained herein. If such condition, covenant, term, or other provision shall be deemed invalid due to its scope and breadth, such provision shall be deemed valid to the extent of the scope or breadth permitted by law.

          (r) Covenant of Good Faith. Each Party agrees to act reasonably and in good faith in the performance of any acts required of such Party hereunder.

          (s) Force Majeure. No Party shall be responsible for delays or failure in performance resulting from acts beyond the reasonable control of such Party. Such acts shall include acts of God, strikes, lockouts, riots, acts of war or terrorism, epidemics, governmental regulation imposed after the fact, fires, communication line failures, power failures, earthquakes, or other disasters.

          (t) Titles and Captions. All part, section, subsection, and other titles, headings, and captions herein are included for purposes of convenience only, and shall not be deemed a part hereof and shall in no way define, limit, extend, or describe the scope or intent of any of the provisions hereof.

          (u) Pronouns and Plurals. Whenever the context may require, any pronoun used herein shall include the corresponding masculine, feminine, or neuter forms, and the singular form of nouns, pronouns, and verbs shall include the plural and vice versa.

          (v) Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one Agreement binding on the executing Parties if each Party named in
               Part 2 hereof shall have executed at least one counterpart signature page of this Agreement notwithstanding that all of the Parties are not signatories of the same full copy of this Agreement or the same counterpart signature page of this Agreement.


Escrow Agreement-Kids Holding between and among Elamex USA, Inc., a Delaware Corporation ("Elamex USA")
Kids Holding Corp., a Delaware Corporation ("Kids Holding")
Krege B. Christensen, Attorney at Law ("Escrow Agent")
                                                                   June 28, 2002

IN WITNESS WHEREOF, each of the Parties hereto has executed this Agreement on or as of the date first set forth above.


     "Elamex USA"               ELAMEX USA, CORP.
                             A Delaware Corporation



                            By /s/ Richard P. Spencer
                            ----------------------
                               Richard P. Spencer
                                    President


     "Kids Holding"            KIDS HOLDING CORP.
                             A Delaware Corporation



                         By /s/ Alfredo Brener
                            ------------------
                                 Alfredo Brener
                                    President


     "Escrow Agent"         /s/ Krege B. Christensen
                            ------------------------
                              Krege B. Christensen
                                 Attorney at Law


Escrow Agreement-Kids Holding between and among Elamex USA, Inc., a Delaware Corporation ("Elamex USA")
Kids Holding Corp., a Delaware Corporation ("Kids Holding")
Krege B. Christensen, Attorney at Law ("Escrow Agent")
                                                                   June 28, 2002
                                                                   Page 16 of 16